    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 2000
                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                        SILICON STORAGE TECHNOLOGY, INC.

             (Exact name of Registrant as specified in its charter)

          CALIFORNIA                                               77-0225590
   (State of Incorporation)                                     (I.R.S. Employer
                                                              Identification No.)

                               1171 SONORA COURT
                          SUNNYVALE, CALIFORNIA 94086
                             PHONE: (408) 735-9110
                    (Address of principal executive offices)

                           1995 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                    BING YEH
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               1171 SONORA COURT
                          SUNNYVALE, CALIFORNIA 94086
                             PHONE: (408) 735-9110

               (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

                             MARK P. TANOURY, ESQ.
                               COOLEY GODWARD LLP
                             FIVE PALO ALTO SQUARE
                              3000 EL CAMINO REAL
                              PALO ALTO, CA 94036
                                 (650) 843-5000

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF SECURITIES                AMOUNT TO BE         OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
          TO BE REGISTERED                REGISTERED (1)         PER SHARE (2)          PRICE (2)        REGISTRATION FEE
Common stock, no par value (together
  with associated preferred stock
  purchase rights)..................     3,000,000 shares          $24.59375           $73,781,250            $19,479

(1) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Act"). The price per share and aggregate offering price are based the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Stock Market for October 3, 2000 (pursuant to Rule 457(c) under the Act).

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
                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following Registration Statement on Form S-8, filed by the Registrant with the Securities and Exchange Commission on December 5, 1995, SEC File No. 33-97802 and March 23, 2000, SEC File No. 333-33130, are incorporated by reference into this Registration Statement.

                                    EXHIBITS

       EXHIBIT
       NUMBER           DESCRIPTION OF DOCUMENT
---------------------   -----------------------
                  5.1   Opinion of Cooley Godward LLP.
                 23.1   Consent of PricewaterhouseCoopers LLP.
                 23.2   Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
                 24.1   Power of Attorney is contained on the signature pages.
                 99.1   1995 Equity Incentive Plan, as amended.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on October 5, 2000.

                                                       SILICON STORAGE TECHNOLOGY, INC.

                                                       By:                 /s/ BING YEH
                                                            -----------------------------------------
                                                                             Bing Yeh
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bing Yeh and Jeffrey L. Garon, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                    TITLE                       DATE
                  ---------                                    -----                       ----
                /s/ BING YEH                   President, Chief Executive Officer
    ------------------------------------         and Director (PRINCIPAL EXECUTIVE    October 5, 2000
                  Bing Yeh                       OFFICER)

                                               Vice President Finance &
            /s/ JEFFREY L. GARON                 Administration, Chief Financial
    ------------------------------------         Officer and Secretary (PRINCIPAL     October 5, 2000
              Jeffrey L. Garon                   FINANCIAL AND ACCOUNTING OFFICER)

    ------------------------------------       Director
              Yasushi Chikagami

              /s/ RONALD CHWANG
    ------------------------------------       Director                               October 5, 2000
                Ronald Chwang

               /s/ YAW WEN HU
    ------------------------------------       Director                               October 5, 2000
                 Yaw Wen Hu

             /s/ TSUYOSHI TAIRA
    ------------------------------------       Director                               October 5, 2000
               Tsuyoshi Taira

                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER           DESCRIPTION OF DOCUMENT
---------------------   -----------------------
                  5.1   Opinion of Cooley Godward LLP.
                 23.1   Consent of PricewaterhouseCoopers LLP.
                 23.2   Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
                 24.1   Power of Attorney is contained on the signature pages.
                 99.1   1995 Equity Incentive Plan, as amended.